UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2025

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01. Other Events.

Nocera, Inc. (the “Company”) previously filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission on March 31, 2025, with respect to its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”). The Form 12b-25 provided the Company with a 15-calendar day extension to file the Form 10-K, extending the due date to April 15, 2025.

The Company was unable to file its Form 10-K by the extended deadline primarily due to the additional time required to provide complete and sufficient responses, supporting information, and documentation to its independent registered public accounting firm in order to finalize the audit process. The delay was the result of ongoing efforts by the Company to compile and furnish the necessary materials following the commencement of the audit.

In addition, further time was needed to incorporate restated financial information for the interim periods ended March 31, 2024, June 30, 2024, and September 30, 2024. As previously disclosed in the Company’s Current Report on Form 8-K filed on April 3, 2025, these restatements relate to the accounting treatment of warrant liabilities.

The Company is also in the process of responding to certain comments and inquiries from the U.S. Securities and Exchange Commission, which are related to the audit and review of its financial statements. These ongoing communications have contributed to the delay in completing the audit.

The Company is actively working with its independent registered public accounting firm to finalize the audit and complete the Form 10-K. The Company intends to file the Form 10-K as soon as reasonably practicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: April 21, 2025	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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